Exhibit 99.2
Consolidated Report to the Financial Community
Fourth Quarter 2005
(Released February 15, 2006) (Unaudited)

Highlights	After-Tax EPS Variance Analysis	4th Qtr.
■ Normalized non-GAAP* earnings, excluding	4Q 2004 Basic EPS - GAAP Basis	$ 0.61
unusual items and the cumulative effect of an	Unusual Items - 2004	0.11
accounting change, were $0.77 per share for	4Q 2004 Normalized Earnings - non-GAAP Basis	$ 0.72
the fourth quarter of 2005 compared with $0.72	Electric Gross Margin:

per share for the fourth quarter of 2004. GAAP	- JCP&L Rate Increase	0.02

earnings were $0.58 per share compared with	- Other Electric Gross Margin	0.08
$0.61 per share in the fourth quarter of 2004.	Nuclear Operating Expenses	0.08
	Energy Delivery Expenses	(0.04)
■ Normalized non-GAAP* earnings for 2005,	Net PJM/MISO Transmission Expenses	(0.07)
excluding unusual items and the cumulative	Pension and Other Employee Benefits	0.05
effect of an accounting change, were $3.00	Depreciation and Amortization	(0.06)
per share, at the top of our earnings guidance	Other	(0.01)
range of $2.85 to $3.00 per share. GAAP	4Q 2005 Normalized Earnings - non-GAAP Basis	$ 0.77
earnings were $2.62 per share.	Unusual Items - 2005	(0.10)
	Cumulative Effect of an Accounting Change	(0.09)
	4Q 2005 Basic EPS - GAAP Basis	$ 0.58

4Q 2005 Results vs. 4Q 2004

■

Electric distribution deliveries increased 4%. Residential sales increased 6% while commercial and industrial deliveries increased 4% and 2%, respectively. Heating-degree-days were 7% higher than in the same period last year and 2% above normal. Total electric generation sales rose 7%, primarily from increased retail sales due to weather and Ohio customers returning from alternate suppliers.

■

Electric gross margin increased $56 million, or $0.10 per share, after adjusting for changes in regulatory deferrals. The improvement was attributable to higher distribution deliveries, the JCP&L rate increase and higher generation output. Higher purchased power prices and increased fossil fuel expenses partially offset this improvement.

■

Nuclear operating expenses decreased $46 million, primarily reflecting the absence of a refueling outage this quarter while the Beaver Valley Unit 1 refueling outage occurred in the fourth quarter of 2004.

■	PJM/MISO transmission costs, net of MISO deferrals, increased $41 million primarily due to higher congestion and ancillary service costs in the PJM market.
■

Energy delivery expenses increased $22 million due to increased spending on system reliability initiatives and a higher provision for uncollectible accounts resulting from an increase in bankruptcy filings during the fourth quarter, prior to the next bankruptcy law taking effect.

■

Pension and other employee benefit costs decreased approximately $25 million due to the voluntary $500 million contribution to the pension plan in September 2004, favorable market returns in 2004, and changes in health care benefits.

■

Total depreciation and amortization expenses increased $35 million, after adjusting for changes in regulatory deferrals and the deferral of incremental transmission and ancillary service-related MISO charges. The increase was primarily attributable to higher Ohio transition cost amortization.

■

During the quarter, four unusual items that reduced earnings by $0.10 per share were recognized. The first was a $28 million, or $0.08 per share, penalty associated with the Department of Justice deferred prosecution agreement regarding the Davis-Besse reactor head issue. The second was a $13 million, or $0.04 per share, impairment related to non-core businesses. The third was a $13 million, or $0.04 per share, provision for potential assessments in a New Jersey state income tax audit relating to prior years. The final was a benefit of $20 million, or $0.06 per share, resulting from an adjustment to the second quarter deferred tax write-off associated with the Ohio income tax legislation. This reflected Ohio income tax benefits resulting from the $500 million voluntary pension contribution made in December 2005 (see Recent Developments).

■

We adopted FIN 47, "Accounting for Conditional Asset Retirement Obligation", during the quarter. This resulted in a cumulative effect of an accounting change that reduced net income by $30 million, or $0.09 per share.

2006 Earnings and Cash Generation Guidance*
■

Earnings guidance for 2006, excluding unusual charges, remains at $3.45 to $3.65 per share. Our estimate for the quarterly pattern of our 2006 earnings guidance is:

    1st Quarter:  18%        2nd Quarter:  24%        3rd Quarter:  35%        4th Quarter:  23%

■	Total cash generation (non-GAAP) guidance for 2006 remains at $460 million (after capital expenditures and common dividends).

*	The GAAP to non-GAAP reconciliation statements are attached and available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:
Kurt E. Turosky	Terrance G. Howson	Rey Y. Jimenez
Director, Investor Relations	Vice President, Investor Relations	Principal, Investor Relations
(330) 384-5500	(973) 401-8519	(330) 761-4239

Consolidated Report to the Financial Community - 4th Quarter

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
(In millions, except for per share amounts)

		Three Months Ended December 31,			Twelve Months Ended December 31,
	Revenues	2005	2004	Change	2005	2004	Change

(1)	Electric sales	$2,514	$2,501	$13	$10,546	$10,831	$(285)
(2)	FE Facilities	51	61	(10)	212	217	(5)
(3)	MYR	141	88	53	495	334	161
(4)	Other	186	182	4	736	678	58
(5)	Total Revenues	2,892	2,832	60	11,989	12,060	(71)

	Expenses
(6)	Fuel	269	206	63	1,118	810	308
(7)	Purchased power	627	749	(122)	2,893	3,659	(766)
(8)	Other operating expenses	789	703	86	3,027	2,810	217
(9)	FE Facilities	53	66	(13)	216	223	(7)
(10)	MYR	134	92	42	482	341	141
(11)	Provision for depreciation	145	148	(3)	589	587	2
(12)	Amortization of regulatory assets	298	261	37	1,280	1,166	114
(13)	Deferral of new regulatory assets	(101)	(66)	(35)	(404)	(257)	(147)
(14)	Goodwill impairment	9	12	(3)	9	12	(3)
(15)	General taxes	172	164	8	713	678	35
(16)	Total Expenses	2,395	2,335	60	9,923	10,029	(106)

(17)	Operating Income	497	497	-	2,066	2,031	35

	Other Income (Expense)
(18)	Investment income	46	60	(14)	218	205	13
(19)	Interest expense	(172)	(166)	(6)	(661)	(671)	10
(20)	Capitalized interest	7	7	-	19	25	(6)
(21)	Subsidiaries' preferred stock dividends	(3)	(5)	2	(15)	(21)	6
(22)	Total Other Income (Expense)	(122)	(104)	(18)	(439)	(462)	23

(23)	Income taxes	155	167	(12)	754	673	81
(24)	Income before discontinued operations
	and accounting change	220	226	(6)	873	896	(23)
(25)	Discontinued operations	-	(24)	24	18	(18)	36
(26)	Cumulative effect of accounting change	(30)	-	(30)	(30)	-	(30)
(27)	Net Income	$190	$202	$(12)	$861	$878	$(17)

	Basic Earnings Per Common Share:
(28)	Before discontinued operations
	and accounting change	$0.67	$0.69	$(0.02)	$2.66	$2.74	$(0.08)
(29)	Discontinued operations	-	(0.08)	0.08	0.05	(0.06)	0.11
(30)	Cumulative effect of accounting change	(0.09)	-	(0.09)	(0.09)	-	(0.09)
(31)	Basic Earnings Per Common Share	$0.58	$0.61	$(0.03)	$2.62	$2.68	$(0.06)
	Weighted Average Number of
(32)	Basic Shares Outstanding	328	328	-	328	327	1

	Diluted Earnings Per Common Share:
(33)	Before discontinued operations
	and accounting change	$0.67	$0.69	$(0.02)	$2.65	$2.73	$(0.08)
(34)	Discontinued operations	-	(0.08)	0.08	0.05	(0.06)	0.11
(35)	Cumulative effect of accounting change	(0.09)	-	(0.09)	(0.09)	-	(0.09)
(36)	Diluted Earnings Per Common Share	$0.58	$0.61	$(0.03)	$2.61	$2.67	$(0.06)
	Weighted Average Number of
(37)	Diluted Shares Outstanding	330	329	1	330	329	1

Consolidated Report to the Financial Community - 4th Quarter

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended December 31, 2005
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,156	$1,358	$-	$-	$-	$2,514
(2)	FE Facilities	-	-	51	-	-	51
(3)	MYR	-	-	-	141	-	141
(4)	Other	132	35	-	14	5	186
(5)	Internal revenues	33	-	-	-	(33)	-
(6)	Total Revenues	1,321	1,393	51	155	(28)	2,892

	Expenses
(7)	Fuel	-	269	-	-	-	269
(8)	Purchased power	-	627	-	-	-	627
(9)	Other operating expenses	421	347	-	10	11	789
(10)	FE Facilities	-	-	53	-	-	53
(11)	MYR	-	-	-	134	-	134
(12)	Provision for depreciation	119	19	-	-	7	145
(13)	Amortization of regulatory assets	298	-	-	-	-	298
(14)	Deferral of new regulatory assets	(101)	-	-	-	-	(101)
(15)	Goodwill impairment	-	-	-	9	-	9
(16)	General taxes	147	22	-	1	2	172
(17)	Total Expenses	884	1,284	53	154	20	2,395

(18)	Operating Income	437	109	(2)	1	(48)	497

	Other Income (Expense)
(19)	Investment income	46	-	-	-	-	46
(20)	Interest expense	(108)	(27)	-	(2)	(35)	(172)
(21)	Capitalized interest	5	2	-	-	-	7
(22)	Subsidiaries' preferred stock dividends	(3)	-	-	-	-	(3)
(23)	Total Other Income (Expense)	(60)	(25)	-	(2)	(35)	(122)

(24)	Income taxes	166	46	-	-	(57)	155
(25)	Income before discontinued operations
	and accounting change	211	38	(2)	(1)	(26)	220
(26)	Discontinued operations	-	-	-	-	-	-
(27)	Cumulative effect of accounting change	(21)	(9)	-	-	-	(30)
(28)	Net Income	$190	$29	$(2)	$(1)	$(26)	$190

(a)	Other consists of MYR (a construction service company) and telecommunications services.
(b)
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended December 31, 2004
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,113	$1,388	$-	$-	$-	$2,501
(2)	FE Facilities	-	-	61	-	-	61
(3)	MYR	-	-	-	88	-	88
(4)	Other	174	(12)	-	20	-	182
(5)	Internal revenues	79	-	-	-	(79)	-
(6)	Total Revenues	1,366	1,376	61	108	(79)	2,832

	Expenses
(7)	Fuel	-	206	-	-	-	206
(8)	Purchased power	-	749	-	-	-	749
(9)	Other operating expenses	448	343	-	4	(92)	703
(10)	FE Facilities	-	-	66	-	-	66
(11)	MYR	-	-	-	92	-	92
(12)	Provision for depreciation	129	9	1	3	6	148
(13)	Amortization of regulatory assets	261	-	-	-	-	261
(14)	Deferral of new regulatory assets	(66)	-	-	-	-	(66)
(15)	Goodwill impairment	-	-	12	-	-	12
(16)	General taxes	139	20	-	1	4	164
(17)	Total Expenses	911	1,327	79	100	(82)	2,335

(18)	Operating Income	455	49	(18)	8	3	497

	Other Income (Expense)
(19)	Investment income	60	-	-	-	-	60
(20)	Interest expense	(62)	(9)	(1)	(12)	(82)	(166)
(21)	Capitalized interest	5	2	-	-	-	7
(22)	Subsidiaries' preferred stock dividends	(5)	-	-	-	-	(5)
(23)	Total Other Income (Expense)	(2)	(7)	(1)	(12)	(82)	(104)

(24)	Income taxes	199	17	(7)	(5)	(37)	167
(25)	Income before discontinued operations
	and accounting change	254	25	(12)	1	(42)	226
(26)	Discontinued operations	-	-	(26)	2	-	(24)
(27)	Cumulative effect of accounting change	-	-	-	-	-	-
(28)	Net Income	$254	$25	$(38)	$3	$(42)	$202

(a)	Other consists of MYR (a construction service company) and telecommunications services.
(b)
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended December 31, 2005 vs. Three Months Ended December 31, 2004
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$43	$(30)	$-	$-	$-	$13
(2)	FE Facilities	-	-	(10)	-	-	(10)
(3)	MYR	-	-	-	53	-	53
(4)	Other	(42)	47	-	(6)	5	4
(5)	Internal revenues	(46)	-	-	-	46	-
(6)	Total Revenues	(45)	17	(10)	47	51	60

	Expenses
(7)	Fuel	-	63	-	-	-	63
(8)	Purchased power	-	(122)	-	-	-	(122)
(9)	Other operating expenses	(27)	4	-	6	103	86
(10)	FE Facilities	-	-	(13)	-	-	(13)
(11)	MYR	-	-	-	42	-	42
(12)	Provision for depreciation	(10)	10	(1)	(3)	1	(3)
(13)	Amortization of regulatory assets	37	-	-	-	-	37
(14)	Deferral of new regulatory assets	(35)	-	-	-	-	(35)
(15)	Goodwill impairment	-	-	(12)	9	-	(3)
(16)	General taxes	8	2	-	-	(2)	8
(17)	Total Expenses	(27)	(43)	(26)	54	102	60

(18)	Operating Income	(18)	60	16	(7)	(51)	-

	Other Income (Expense)
(19)	Investment income	(14)	-	-	-	-	(14)
(20)	Interest expense	(46)	(18)	1	10	47	(6)
(21)	Capitalized interest	-	-	-	-	-	-
(22)	Subsidiaries' preferred stock dividends	2	-	-	-	-	2
(23)	Total Other Income (Expense)	(58)	(18)	1	10	47	(18)

(24)	Income taxes	(33)	29	7	5	(20)	(12)
(25)	Income before discontinued operations
	and accounting change	(43)	13	10	(2)	16	(6)
(26)	Discontinued operations	-	-	26	(2)	-	24
(27)	Cumulative effect of accounting change	(21)	(9)	-	-	-	(30)
(28)	Net Income	$(64)	$4	$36	$(4)	$16	$(12)

(a)	Other consists of MYR (a construction service company) and telecommunications services.
(b)
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Balance Sheet
	As of December 31, 2005	As of December 31, 2004
Assets
Current Assets:
Cash and cash equivalents	$143	$53
Receivables	1,498	1,356
Other	676	603
Total Current Assets	2,317	2,012

Property, Plant, and Equipment	13,998	13,479
Investments	3,407	3,274
Deferred charges	12,119	12,270
Total Assets	$31,841	$31,035

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,043	$941
Short-term borrowings	731	170
Accounts payable	727	611
Other	1,952	1,586
Total Current Liabilities	5,453	3,308

Capitalization:
Common stockholders' equity	9,188	8,590
Preferred stock	184	335
Long-term debt and other long-term obligations	8,155	10,013
Total Capitalization	17,527	18,938
Noncurrent Liabilities	8,861	8,789
Total Liabilities and Capitalization	$31,841	$31,035

Adjusted Capitalization (Including Off-Balance Sheet Items) - Rating Agency View
	As of December 31,
	2005	% Total	2004	% Total
Total common equity	$9,188	43%	$8,590	41%
Preferred stock	184	1%	335	2%
Long-term debt *	9,934	47%	10,673	50%
Short-term debt	731	3%	170	1%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents	1,297	6%	1,358	6%
Accounts receivable factoring **	-	0%	84	0%
Total	$21,334	100%	$21,210	100%

	GENERAL INFORMATION	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
		2005	2004	2005	2004
	Long-term debt and preferred stock redemptions	$(573)	$(26)	$(1,594)	$(1,574)
	New long-term debt issues	$387	$-	$721	$961
	Short-term debt increase (decrease) **	$484	$73	$561	$(351)
	Capital expenditures	$451	$300	$1,207	$846

*	Includes amounts due to be paid within one year and excludes JCP&L securitization debt of $264 million and $281 million in 2005 and 2004, respectively.
**
Off-balance sheet accounts receivable factoring agreement ($84 million as of December 31, 2004) renewed as an on-balance sheet short-term debt financing agreement in 2005 ($140 million as of December 31, 2005).

Consolidated Report to the Financial Community - 4th Quarter

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$191	$202	$861	$878
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets,
nuclear fuel, and leases	369	368	1,555	1,592
Deferred purchased power and other costs	(153)	(188)	(384)	(451)
Deferred income taxes and investment tax credits	130	315	154	258
Goodwill and investment impairments	15	30	15	30
Cumulative effect of accounting change	30	-	30	-
Loss (income) from discontinued operations	-	24	(18)	18
Electric service prepayment program	(10)	(5)	208	(18)
Pension trust contribution	(500)	-	(500)	(500)
Change in working capital and other	237	(392)	300	85
Cash flows provided from operating activities	$309	$354	$2,221	$1,892

Cash flows provided from (used for) financing activities	173	(42)	(876)	(1,457)

Cash flows used for investing activities	(479)	(327)	(1,255)	(496)
Net increase (decrease) in cash and cash equivalents	$3	$(15)	$90	$(61)

REGULATORY DEFERRALS	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	Change	2005	2004	Change
Ohio Transition Plan and MISO costs
Beginning balance	$986	$645		$710	$454
Deferral of shopping incentives	45	46	$(1)	225	208	$17
Interest on shopping incentives	13	10	3	47	32	15
Deferral of MISO Costs	38	-	38	89	-	89
Deferral of other regulatory assets	1	9	(8)	12	16	(4)
Current period deferrals	$97	$65	$32	$373	$256	$117

Ending Balance	$1,083	$710		$1,083	$710

Deferred Energy Costs - New Jersey
Beginning balance	$508	$404		$446	$441
Deferral (recovery) of energy costs	33	37	$(4)	95	-	$95
Ending Balance	$541	$441		$541	$441

UNUSUAL ITEMS	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	Change	2005	2004	Change

Gain (Loss) on Non-Core Asset Sales of:
FE Facilities and MYR subs and FES Gas Operations (a)(g)	$-	$-	$-	$7	$-	$7
Great Lakes Energy Partner (d)(h)	-	-	-	-	16	(16)
All Other, net (d)	-	6	(6)	9	(22)	31
Total Gain (Loss) on Non-Core Asset Sales	-	6	(6)	16	(6)	22
FE Facilities goodwill impairment - Divested subs (a)	-	(25)	25	-	(25)	25
FE Facilities goodwill impairment - Still owned by FE (b)	-	(12)	12	-	(12)	12
FE Facilities assets impairment (c)	(2)	(11)	9	(2)	(11)	9
MYR goodwill impairment (b) (i)	(9)	-	(9)	(9)	-	(9)
Other non-core asset impairments (d)	(4)	(7)	3	(4)	(7)	3
Class-action lawsuit settlement (d)	-	-	-	-	(18)	18
EPA settlement (d)	-	-	-	(19)	-	(19)
Davis-Besse DOJ penalty and NRC fine (d) (i)	(28)	-	(28)	(31)	-	(31)
FENOC severance (d)	-	-	-	-	(6)	6
JCP&L arbitration decision (d)	-	-	-	(16)	-	(16)
JCP&L rate settlement (e)	-	-	-	28	-	28
Total-Pretax Items	(43)	(49)	6	(37)	(85)	48

Ohio tax write-off and New Jersey audit adjustment (f)	7	-	7	(63)	-	(63)

EPS Effect	$(0.10)	$(0.11)	$0.01	$(0.29)	$(0.23)	$(0.06)

(a) Included in "Discontinued operations"	(d) Included in "Other operating expenses"			(g) Before income tax benefit of $12.6 million
(b) Included in "Goodwill impairment"	(e) Included in "Deferral of New Regulatory Assets"			(h) Before income taxes of $22.6 million
(c) Included in "FE Facilities expenses"	(f) Included in "Income taxes"			(i) Non-tax deductible

Consolidated Report to the Financial Community - 4th Quarter

FirstEnergy Corp.
Statistical Summary
(Unaudited)

ELECTRIC SALES STATISTICS	Three Months Ended December 31,			Twelve Months Ended December 31,
(kWh in millions)	2005	2004	Change	2005	2004	Change
Electric Generation Sales
Retail- Regulated	21,679	19,853	9.2%	86,856	81,140	7.0%
Retail - Competitive	3,204	3,369	-4.9%	14,192	14,934	-5.0%
Total Retail	24,883	23,222	7.2%	101,048	96,074	5.2%
Wholesale *	7,036	6,699	5.0%	28,521	29,178	-2.3%
Total Electric Generation Sales	31,919	29,921	6.7%	129,569	125,252	3.4%

Electric Distribution Deliveries
Ohio - Residential	4,237	4,095	3.5%	17,479	16,209	7.8%
- Commercial	3,651	3,573	2.2%	15,127	14,583	3.7%
- Industrial	5,795	5,582	3.8%	23,545	23,097	1.9%
- Other	94	77	22.1%	383	356	7.6%
Total Ohio	13,777	13,327	3.4%	56,534	54,245	4.2%

Pennsylvania - Residential	2,864	2,726	5.1%	11,520	10,871	6.0%
- Commercial	2,631	2,522	4.3%	10,867	10,342	5.1%
- Industrial	2,559	2,575	-0.6%	10,441	10,203	2.3%
- Other	21	21	0.0%	83	80	3.8%
Total Pennsylvania	8,075	7,844	2.9%	32,911	31,496	4.5%

New Jersey - Residential	2,225	2,015	10.4%	10,107	9,355	8.0%
- Commercial	2,236	2,134	4.8%	9,432	8,877	6.3%
- Industrial	758	763	-0.7%	3,074	3,070	0.1%
- Other	21	22	-4.5%	87	74	17.6%
Total New Jersey	5,240	4,934	6.2%	22,700	21,376	6.2%

Total Residential	9,326	8,836	5.5%	39,106	36,435	7.3%
Total Commercial	8,518	8,229	3.5%	35,426	33,802	4.8%
Total Industrial	9,112	8,920	2.2%	37,060	36,370	1.9%
Total Other	136	120	13.3%	553	510	8.4%

Total Distribution Deliveries	27,092	26,105	3.8%	112,145	107,117	4.7%

Electric Sales Shopped
Ohio - Residential	1,481	1,807	-18.0%	7,453	7,158	4.1%
- Commercial	1,594	1,743	-8.5%	7,225	7,112	1.6%
- Industrial	1,150	1,129	1.9%	4,866	4,549	7.0%
Total Ohio	4,225	4,679	-9.7%	19,544	18,819	3.9%

Pennsylvania - Residential	6	5	20.0%	24	24	0.0%
- Commercial	7	23	-69.6%	73	122	-40.2%
- Industrial	175	434	-59.7%	1,339	1,944	-31.1%
Total Pennsylvania	188	462	-59.3%	1,436	2,090	-31.3%

New Jersey - Residential	1	-	0.0%	5	488	-99.0%
- Commercial	427	527	-19.0%	1,985	2,315	-14.3%
- Industrial	572	584	-2.1%	2,319	2,265	2.4%
Total New Jersey	1,000	1,111	-10.0%	4,309	5,068	-15.0%

Total Electric Sales Shopped	5,413	6,252	-13.4%	25,289	25,977	-2.6%

* 2004 excludes the reporting of PJM sales and purchases on a gross basis.

OPERATING STATISTICS	As of December 31,
For 12 Months Ended	2005		2004

System Load Factor	62.1%		66.7%
Capacity Factors:
Fossil	64.2%		57.7%
Nuclear	87.2%		90.5%
Generation Output:
Fossil	64%		60%
Nuclear	36%		40%

WEATHER	2005	Normal	2004
Composite Heating-Degree-Days
4th Quarter	2,017	1,969	1,878
Year-to-Date	5,703	5,539	5,461
Composite Cooling-Degree-Days
4th Quarter	22	11	8
Year-to-Date	1,140	895	910

Consolidated Report to the Financial Community - 4th Quarter

FirstEnergy Corp.
2005 EPS and Cash Flow
(Unaudited)

2005 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months	Twelve Months	Annual
	Ended Dec. 31	Ended Dec. 31	Guidance

Basic EPS (GAAP basis)	$0.58	$2.62	$2.47 - $2.62
Cumulative effect of accounting change	0.09	0.09	0.09
Excluding Unusual Items:
Gains on non-core asset sales	-	(0.06)	(0.06)
EPA settlement	-	0.04	0.04
Davis-Besse DOJ penalty and NRC fine	0.08	0.10	0.10
JCP&L rate settlement	-	(0.05)	(0.05)
JCP&L arbitration decision	-	0.03	0.03
Ohio tax write-off and New Jersey tax audit adjustment	(0.02)	0.19	0.19
Non-core asset Impairments	0.04	0.04	0.04
Basic EPS (non-GAAP basis)	$0.77	$3.00	$2.85 - $3.00

Reconciliation of 2005 Cash From Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP) and Cash Generation (Non-GAAP)
(In millions)

Net Cash from Operating Activities:
Net Income	$861
Adjustments:
Depreciation	589
Amortization of regulatory assets	1,280
Deferral of new regulatory assets	(404)
Deferred purchased power costs	(384)
Deferred income taxes and ITC, net	154
Pension plan contribution, net of tax	(341)
Conversion of off-balance sheet receivables financing
to on-balance sheet	(155)
Ohio School Council's prepayment for electric service, net	208
Other, including changes in working capital *	413
Net Cash from Operating Activities (GAAP)	$2,221

Other Items:
Capital expenditures	(1,149)
Nuclear fuel fabrication	(88)
Contributions to nuclear decommissioning trusts	(101)
Common stock dividends	(546)
Conversion of off-balance sheet receivables financing
to on-balance sheet	155
Pension plan contribution, net of tax	341
Other, net	(218)
Free Cash Flow (Non-GAAP)**	$615

Pension plan contribution, net of tax	(341)
Non-core asset sales and other	73
Cash generation (Non-GAAP)	$347

* Primarily represents cash collateral receipts, changes in accrued taxes, and other working capital items.
** On a non-GAAP basis, "Free Cash Flow" was adjusted to exclude the pension contribution, net of taxes

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

Consolidated Report to the Financial Community - 4th Quarter

FirstEnergy Corp.
2006 Cash Flow Guidance
(Unaudited)

Reconciliation of 2006 Estimated Cash from Operating Activities (GAAP) to
Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
(In millions)

Net Cash from Operating Activities:

GAAP Earnings Guidance	$1,135 - $1,200
Adjustments:
Depreciation	635
Amortization of regulatory assets	860
Deferral of new regulatory assets	(90)
RCP reliability deferrals	(150)
Deferred purchased power costs	(360)
Deferred income taxes and ITC, net	(20)
Collateral call refunds	70
Other, including changes in working capital	4
Net Cash from Operating Activities (GAAP)	$2,117

Other Items:

Capital expenditures	(1,116)
Nuclear fuel fabrication	(160)
Common stock dividends	(593)
Other, net	(45)
Free Cash Flow (Non-GAAP)	$203

Non-core asset sales	80
JCP&L securitization [1]	177
Cash Generation (Non-GAAP)	$460

[1] Potential securitization range of $177m - $277m.

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

Consolidated Report to the Financial Community - 4th Quarter

RECENT DEVELOPMENTS

Record Generation Output
In 2005, FirstEnergy set a generation output record of 80.2 million megawatt-hours, a 5% increase from the previous record of 76.4 million megawatt-hours established in 2004. The increased output was attributable to higher fossil generation, which also set a record of 49.9 million megawatt-hours.

Common Stock Dividend Increase
On November 15, 2005, FirstEnergy’s Board of Directors declared a quarterly dividend of $0.45 per share on outstanding common stock, a 4.7% increase, payable March 1, 2006. The new indicated annual dividend will be $1.80 per share. This increase, coupled with dividend increases paid on March 1 and December 1, 2005, represents a combined increase of 20%. This latest action is consistent with our policy that targets sustainable annual dividend growth of 4% to 5% following 2005 and a targeted payout of 50% to 60% of earnings.

Voluntary Pension Plan Contribution
On December 23, 2005, FirstEnergy made a voluntary $500 million contribution to its pension plan. The net after-tax cash outlay was $341 million. This pre-funds future requirements that otherwise were anticipated prior to 2010. The funding is expected to be accretive to earnings by approximately $0.06 per share in 2006 and subsequent years. Following the contribution, the plan is fully funded on an Accumulated Benefit Obligation basis and 95% funded on a Projected Benefit Obligation basis.

Ohio Rate Certainty Plan
With entries on January 4 and 25, 2006, the Public Utilities Commission of Ohio approved FirstEnergy’s Rate Certainty Plan. This will afford customers more certain rates through 2008 and provide the company with a stable and consistent earnings pattern, including the ability to defer up to $450 million of delivery system improvement expenditures for future recovery.

Intra-System Generation Asset Transfer
During the fourth quarter, Ohio Edison, The Cleveland Electric Illuminating Company, The Toledo Edison Company, and Pennsylvania Power Company, completed intra-system transfers of fossil and nuclear generation assets to FirstEnergy Generation Corp. and FirstEnergy Nuclear Generation Corp., respectively. The transferred assets exclude 1,254 MWs of leasehold interests in certain fossil and nuclear plants that are subject to sale and leaseback arrangements with non-affiliates.

Nuclear Update
On January 20, 2006, FirstEnergy Nuclear Operating Company (FENOC) entered into a deferred prosecution agreement with the Department of Justice (DOJ) related to the reactor head issue at the Davis-Besse Nuclear Power Station. Under the agreement, which expires December 31, 2006, the DOJ will refrain from seeking an indictment or otherwise initiating criminal prosecution of FENOC for all conduct related to the statement of facts attached to the deferred prosecution agreement, as long as FENOC remains in compliance with the agreement. FENOC agreed to pay a penalty of $28 million.

2006 Earnings and Cash Generation Guidance
On November 29, 2005, FirstEnergy announced that it was raising its 2006 earnings guidance (non-GAAP) by $0.05 per share to $3.45 to $3.65 per share, excluding any unusual items. FirstEnergy also increased its 2006 cash generation guidance (non-GAAP) to $460 million.

Consolidated Report to the Financial Community - 4th Quarter

Forward-looking Statements. This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the repeal of the Public Utility Holding Company Act of 1935 and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005, the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the settlement agreement resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the continuing availability and operation of generating units, the ability of our generating units to continue to operate at, or near full capacity, our inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce factors), the anticipated benefits from our voluntary pension plan contributions, our ability to improve electric commodity margins and to experience growth in the distribution business, our ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, circumstances which may lead management to seek, or the Board of Directors to grant, in each case in its sole discretion, authority for the implementation of a share repurchase program in the future, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time during any annual period may in aggregate vary from the indicated amounts due to circumstances considered by the Board at the time of the actual declarations. Also, a security rating should not be viewed as a recommendation to buy, sell or hold securities and it may be subject to revision or withdrawal at any time. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.